UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 29, 2010

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RSU Grants and Stock Option Awards for 2010

Effective November 4, 2010, the Compensation Committee of the Board of Directors (“Board”) of FEI Company granted restricted stock unit (“RSU”) and stock option awards from within the Company’s 1995 Stock Incentive Plan to the Company’s named executive officers in the amounts described in the following table. These awards were annual grants made as long term incentive compensation for the executives named.

Named Executive Officer	Number of RSUs Granted		Number of Options Granted[3]
Don R. Kania	30,000	[1]	72,000
Raymond A. Link	12,560	[1]	30,148
Benjamin Loh	11,304	[2]	27,132
Bradley J. Thies	7,536	[1]	18,088

[1]	These RSUs vest in four equal annual installments beginning November 4, 2011, and on each vesting date the named executive officer will receive 25% of the shares minus applicable taxes.

[2]	These RSUs vest in four equal annual installments beginning November 4, 2011, and on each vesting date Mr. Loh will receive 25% of the shares.

[3]	All options carry a term of seven years and vest in four equal annual installments beginning November 4, 2011.

Salary Changes

Additionally, effective November 1, 2010, the Compensation Committee made adjustments to the base salaries of the Company’s named executive officers to bring their compensation more closely in line with the target base salary among the Company’s peer group. The base salaries for the Company’s named executive officers are set forth in the table below.

Named Executive Officer:	Base Salary:
Don R. Kania	$610,000
Raymond A. Link	$340,000
Benjamin Loh	$319,500
Bradley J. Thies	$275,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Raymond A. Link
Raymond A. Link
Executive Vice President and Chief Financial Officer

Date: November 4, 2010